Exhibit 99.1

RealD Inc. Reports Financial Results for First Quarter of Fiscal 2013

LOS ANGELES (July 30, 2012) - RealD Inc. (NYSE: RLD), a leading global licensor of 3D technologies, today announced financial results for its first quarter of fiscal 2013 ended June 22, 2012.

First Quarter Financial Highlights

Revenue

•                  Revenue was $68.2 million, an increase of 14% from $59.6 million in the first quarter of fiscal 2012.

•                  Net license revenue was $41.2 million, an increase of 15% from $35.7 million in the first quarter of fiscal 2012.

•                  Product and other revenue was $27.0 million, an increase of 13% from $23.8 million in the first quarter of fiscal 2012.

GAAP Net Income Results

•                  GAAP net income attributable to common stockholders was $3.0 million, or $0.05 per diluted share, compared to $9.6 million, or $0.17 per diluted share, for the first quarter of fiscal 2012.

•                  The year-over-year decrease in GAAP net income was largely attributable to a $5.9 million decline in “Product and Other” gross profits that resulted from a significantly reduced mix of recycled 3D eyewear shipped to RealD-equipped theaters during the first quarter of fiscal 2013.

•                  A higher effective tax rate of 61% in the first quarter of fiscal 2013 also contributed to the year-over-year decline in GAAP net income and net income per diluted share.

Non-GAAP Results

•                  Adjusted EBITDA was $23.2 million, a decrease of 11% compared to $26.1 million in the first quarter of fiscal 2012.  The decrease was largely attributable to a decrease in “Product and Other” gross profits from 3D eyewear.

•                  Adjusted EBITDA decreased to 34% of net revenue from 44% of net revenue in the first quarter of fiscal 2012.

•                  Adjusted EBITDA is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net income.

Balance Sheet, Cash Flows and Stock Repurchases

•                  As of June 22, 2012, the Company’s balance sheet included total cash and cash equivalents of $45.5 million, an increase of $20.6 million from March 23, 2012.  Total debt as of June 22, 2012 remained unchanged at $25.0 million.

•                  Cash flows from operating activities were $27.8 million and total capital expenditures were $7.8 million, resulting in free cash flow of $20.0 million.

•                  The Company defines free cash flow, a Non-GAAP measure, as cash flows from operating activities less total capital expenditures in a given period.  Total capital expenditures include purchases of cinema systems and related components as well as purchases of property and equipment.

•                  The Company repurchased 133,987 common shares during the quarter for $1.6 million, resulting in an average cost of $11.84 per share repurchased.

“The first quarter marked a solid increase in license revenue year-over-year, highlighting the continued strength of our premium cinema format on a global basis,” said Michael V. Lewis, Chairman and Chief Executive Officer of RealD.  “However, our bottom-line comparison versus the prior-year quarter was impacted by a $5.9 million decline in our product gross profits that resulted from a significantly reduced mix of recycled eyewear shipped to RealD-equipped theaters during the quarter.  Nonetheless, during the quarter our business generated $20 million in free cash flow, consistent with our expectation that RealD will generate strong cash flows during fiscal 2013 as our spending on capital expenditures moderates.”

Key Metrics and International Revenue Statistics

•                  International markets generated 56% of license revenue compared to 58% of license revenue in the first quarter of fiscal 2012.

•                  As of June 22, 2012, the Company had deployed approximately 20,700 RealD-enabled screens, an increase of 18% from approximately 17,500 screens as of June 24, 2011, and an increase of 500 screens, or 2%, from approximately 20,200 screens as of March 23, 2012.

•                  As of June 22, 2012, the Company had approximately 12,000 domestic screens at approximately 2,700 domestic theater locations and approximately 8,700 international screens at approximately 2,500 international theater locations.

3D Theatrical Release Schedule for Fiscal 2013

(As of July 30, 2012 — Domestic)

Fiscal Q1 2013	Film	Domestic Release Date
(ended 6/22/12)	Wrath of the Titans	3/30/2012
	Titanic (re-release)	4/4/2012
	The Pirates! Band of Misfits	4/27/2012
	The Avengers	5/4/2012
	Men in Black III	5/25/2012
	Piranha 3DD	6/1/2012
	Madagascar 3: Europe’s Most Wanted	6/8/2012
	Prometheus	6/8/2012
	Brave	6/22/2012
	Abraham Lincoln: Vampire Hunter	6/22/2012

Fiscal Q2 2013	Film	Domestic Release Date
(ending 9/21/12)	Amazing Spiderman	7/3/2012
	Katy Perry: Part of Me 3D	7/5/2012
	Ice Age: Continental Drift	7/13/2012
	Step Up Revolution	7/27/2012
	Nitro Circus: The Movie	8/8/2012
	ParaNorman	8/17/2012
	Resident Evil: Retribution	9/14/2012
	Finding Nemo (re-release)	9/14/2012
	Dredd	9/21/2012

Fiscal Q3 2013	Film	Domestic Release Date
(ending 12/21/12)	Hotel Transylvania	9/28/2012
	Frankenweenie	10/5/2012
	Silent Hill: Revelation 3D	10/26/2012
	Wreck-It Ralph	11/2/2012
	Rise of the Guardians	11/21/2012
	Life of Pi	11/21/2012
	The Hobbit: An Unexpected Journey	12/14/2012
	Monsters, Inc. (re-release)	12/19/2012
	Cirque du Soleil: Worlds Away	12/21/2012

Fiscal Q4 2013	Film	Domestic Release Date
(ending 3/22/13)	The Great Gatsby	12/25/2012
	The Texas Chainsaw Massacre 3D	1/4/2013
	Hansel and Gretel: Witch Hunters	1/11/2013
	Battle of the Year: The Dream Team	1/25/2013
	47 Ronin	2/8/2013
	Escape from Planet Earth	2/14/2013
	Oz: The Great and Powerful	3/8/2013
	The Croods	3/22/2013
	Jack the Giant Killer	3/22/2013

Sources: Rentrak and imdb.com.

Conference Call Information

Members of RealD management will host a conference call to discuss the Company’s financial results for the first fiscal quarter ended June 22, 2012 beginning at 4:30 pm ET (1:30 pm PT), today, July 30, 2012.  To access the call via telephone, interested parties should dial (877) 941-4774 (U.S.) or (480) 629-9760 (International) ten minutes prior to the start time and use conference ID 4550803.

The conference call will also be broadcast live over the Internet, hosted at the Investor Relations section of the Company’s website at www.reald.com.  An archived replay of the call will be available via webcast at www.reald.com or by dialing (877) 870-5176, or (858) 384-5517 for international callers. The conference ID for the telephone replay is 4550803.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements, including but not limited to: statements concerning anticipated future financial and operating performance; RealD’s ability to continue to derive substantial revenue from the licensing of RealD’s 3D technologies for use in the motion picture industry, as well as RealD’s relationships with consumer electronics manufacturers and its ability to generate substantial revenue from the licensing of RealD’s 3D technologies for use in the 3D consumer electronics market; 3D motion picture releases and conversions scheduled for fiscal 2013 ending March 22, 2013, their commercial success and consumer preferences; our ability to increase the number of RealD-enabled screens in domestic and international markets and market share; our ability to supply our solutions to our customers on a timely basis; RealD’s relationships with its exhibitor and studio partners and the business model for 3D eyewear in North America; the progress, timing and amount of expenses associated with RealD’s research and development activities; market and industry trends, including growth in 3D content; RealD’s projected operating results; and competitive pressures in domestic and international markets. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  The Company’s Annual Report on Form 10-K for the twelve months ended March 23, 2012 and other documents filed with the SEC include a more detailed discussion of the risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

To supplement RealD’s financial statements presented on a GAAP basis, RealD provides Adjusted EBITDA as a supplemental measure of its performance.   The Company defines Adjusted EBITDA as net income (loss), plus net interest expense, income and other taxes, and depreciation and amortization, as further adjusted to eliminate the impact of share based compensation expense, exhibitor option expense and certain other items not considered by RealD management to be indicative of the company’s core operating performance.

RealD presents Adjusted EBITDA in reporting its financial results to provide investors with additional tools to evaluate RealD’s operating results in a manner that focuses on what RealD’s management believes to be its ongoing business operations.  RealD’s management does not itself, nor does it suggest that investors should, consider any such Non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adjusted EBITDA is used by management for planning purposes, including: the preparation of internal budgets, forecasts and strategic plans; in analyzing the effectiveness of business strategies; to evaluate potential acquisitions; in making compensation decisions; and in communications with its Board of Directors concerning financial performance. Because not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.  Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.  Adjusted EBITDA also differs from the amounts calculated under the similarly titled definition in our credit agreement, which is further adjusted to reflect certain other cash and non-cash charges and is used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

About RealD Inc.

RealD is a leading global licensor of 3D technologies. RealD’s extensive intellectual property portfolio is used in applications that enable a premium 3D viewing experience in the theater, the home and elsewhere. RealD licenses its RealD Cinema Systems to motion picture exhibitors that show 3D motion pictures and alternative 3D content. RealD also provides its RealD Display, active and passive eyewear, and RealD Format technologies to consumer electronics manufacturers and content producers and distributors to enable the delivery and viewing of 3D content.  RealD’s cutting-edge technologies have been used for applications such as piloting the Mars Rover.

RealD was founded in 2003 and has offices in Beverly Hills, California; Boulder, Colorado; London, United Kingdom; Shanghai, China; Hong Kong; and Tokyo, Japan. For more information, please visit our website at www.reald.com.

© 2012 RealD Inc.  All Rights Reserved.

Investor Contact:

Erik Randerson, CFA

424-702-4317

eranderson@reald.com

Media Contact:

Rick Heineman

310-339-9347

rheineman@reald.com

RealD Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended
	June 22, 2012	June 24, 2011

Revenue:
License	$41,189	$35,711
Product and other	26,989	23,849
Total revenue	68,178	59,560
Cost of revenue:
License	10,013	6,416
Product and other	26,820	17,825
Total cost of revenue	36,833	24,241
Gross profit	31,345	35,319
Operating expenses:
Research and development	4,898	4,645
Selling and marketing	6,895	7,229
General and administrative	11,262	8,430
Total operating expenses	23,055	20,304
Operating income	8,290	15,015
Interest expense, net	(313)	(211)
Other loss	(353)	(150)
Income before income taxes	7,624	14,654
Income tax expense	4,677	5,252
Net income	2,947	9,402
Net loss attributable to noncontrolling interest	32	193
Net income attributable to RealD Inc. common stockholders	$2,979	$9,595

Earnings per common share:
Basic	$0.05	$0.18
Diluted	$0.05	$0.17

Shares used in computing earnings per common share:
Basic	54,676	53,955
Diluted	56,643	57,781

RealD Inc.

Consolidated Balance Sheets

(In thousands)

	June 22, 2012	March 23, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$45,525	$24,894
Accounts receivable, net	58,734	59,212
Inventories	22,012	40,577
Deferred costs — eyewear	1,280	932
Prepaid expenses and other current assets	2,846	2,630
Total current assets	130,397	128,245
Property and equipment, net	14,543	12,713
Cinema systems, net	137,648	141,024
Digital projectors, net-held for sale	1,035	1,078
Goodwill	10,657	10,657
Other intangibles, net	1,704	1,746
Deferred income taxes	3,049	3,049
Other assets	5,505	3,663
Total assets	$304,538	$302,175

Liabilities and equity
Current liabilities:
Accounts payable	$17,507	$22,617
Accrued expenses and other liabilities	25,010	28,870
Deferred revenue	9,258	7,201
Income taxes payable	4,254	1,121
Deferred income taxes	3,094	3,149
Total current liabilities	59,123	62,958
Credit facility agreement	25,000	25,000
Deferred revenue, net of current portion	13,428	13,920
Other long-term liabilities, customer deposits and virtual print fee liability	2,871	2,691

Commitments and contingencies

Equity (deficit)
Common stock	315,043	309,894
Accumulated deficit	(109,732)	(112,711)
Treasury stock, at cost	(1,586)	—
Total RealD Inc. stockholders’ equity	203,725	197,183
Noncontrolling interest	391	423
Total equity	204,116	197,606

Total liabilities and equity	$304,538	$302,175

RealD Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended
	June 22, 2012	June 24, 2011
Cash flows from operating activities
Net income	$2,947	$9,402
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,850	6,098
Deferred income tax	(55)	(178)
Non-cash interest expense	104	133
Non-cash stock compensation	4,282	2,899
Impairment of long-lived assets	1,574	118
Changes in operating assets and liabilities:
Accounts receivable	(1,996)	361
Inventories	18,565	(6,398)
Prepaid expenses and other current assets	173	774
Deferred costs - eyewear	(348)	(2,186)
Other assets	(1,064)	(1,965)
Accounts payable	(5,114)	(6,165)
Accrued expenses and other liabilities	(3,964)	(9,285)
Other long-term liabilities, customer deposits and virtual print fee liability	180	1,195
Income taxes receivable/payable	3,133	4,202
Deferred revenue	1,565	2,921
Net cash provided by operating activities	27,832	1,926

Cash flows from investing activities
Purchases of property and equipment	(2,745)	(684)
Purchases of cinema systems and related components	(5,044)	(24,180)
Proceeds from sale of digital projectors	2,474	—
Net cash used in investing activities	(5,315)	(24,864)

Cash flows from financing activities
Repayments of long-term debt	—	(594)
Proceeds from credit agreement - revolving credit facility	—	30,000
Repayments on credit agreement - revolving credit facility	(25,000)	(5,000)
Proceeds from credit agreement - term loan facility	25,000	—
Payments of debt issuance costs	(1,167)	—
Proceeds from exercise of stock options	565	395
Proceeds from employee stock purchase plan	302	—
Proceeds from exercise of warrants	—	90
Proceeds from exercise of motion picture exhibitor options	—	3
Purchases of treasury stock	(1,586)	—
Net cash (used) provided by financing activities	(1,886)	24,894
Net increase in cash and cash equivalents	20,631	1,956
Cash and cash equivalents, beginning of year	24,894	16,936
Cash and cash equivalents, end of year	$45,525	$18,892

RealD Inc.

Schedule of Non-GAAP Reconciliations

(In thousands)

(Unaudited)

Reconciliation of Net Income to Adjusted EBITDA

	Three months ended
	June 22,	June 24,
(in thousands)	2012	2011

Net income	$2,947	$9,402
Add (deduct):
Interest expense, net	313	211
Income tax expense	4,677	5,252
Depreciation and amortization	7,850	6,098
Other loss (1)	353	150
Share-based compensation expense (2)	4,282	2,899
Impairment of assets and intangibles (3)	1,574	118
Sales and use tax (4)	853	1,490
Property tax (5)	320	436
Adjusted EBITDA	$23,169	$26,056

(1)        Includes gains and losses from foreign currency exchange and foreign currency forward contracts.

(2)        Represents share-based compensation expense of nonstatutory and incentive stock options and restricted stock units to employees, officers and directors.

(3)        Represents impairment of long-lived assets, such as fixed assets, theatrical equipment and identifiable intangibles.

(4)        Represents taxes incurred by us for cinema license and product revenue.

(5)        Represents property taxes on RealD Cinema Systems and digital projectors.